UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)
Registrant’s telephone number, including area code:                    (206) 701-2000
Registrant’s facsimile number, including area code:                      (206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

See Item 4.02 below.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement.

On April 13, 2006, our senior management and our Audit Committee decided to restate our 2004 financial statements, including interim periods, to correct a $3.3 million non-cash error with respect to revenue recognized under one of our product development contracts. The restatement will decrease 2004 revenue by $3.3 million and cost of product revenue by $3.1 million and increase research and development expense by $3.1 million and net loss by $3.3 million. There is no impact on cash or our short-term investment position.

While we believe that the amount of revenue prematurely recognized is not material to our annual or interim 2004 results, we believe the amount would be material to subsequent periods. Our senior management and our Audit Committee have discussed our conclusions with respect to this restatement with our predecessor independent registered public accounting firm, Deloitte &Touche, LLP, and our current independent registered public accounting firm, Peterson Sullivan PLLC.

We plan to file the 2005 Annual Report on Form 10-K, with the restated 2004 results, within the current week.

Item 8.01	Other Events.

Annual Meeting.

We have rescheduled our 2006 Annual Meeting of Shareholders, which will now be held on Tuesday, June 6, 2006, at 10:00 a.m., Pacific Daylight Time, at the Company’s Seattle, Washington, headquarters. The record date for the 2006 Annual Meeting is Monday, April 17, 2006.

Press Release.

On April 17, 2006, we issued a press release relating to the filing of the 2005 Annual Report on Form 10-K, the restatement of 2004 results and the new date of the 2006 Annual Meeting of Shareholders. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Cray Inc., dated April 17, 2006, relating to the filing of our 2005 Annual Report on Form 10-K, the restatement of our 2004 financial statements and the new date for the 2006 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
April 17, 2006

Cray Inc.

By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson
Senior Vice President and General Counsel